SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2007
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2007 Senior Management Bonus Plans
     On February 6, 2007, the Compensation Committee of the Board of Directors of Color Kinetics Incorporated (the “Company”) adopted and approved the 2007 Senior Management Bonus Plans (the “2007 Bonus Plans”).
     The following is a summary of the material features of the 2007 Bonus Plans:
Chief Executive Officer Plan
     The Chief Executive Officer (the “CEO”) is assigned the bonus target (“Bonus Target”) of $275,000.
     The actual amount of the CEO’s bonus is based on the following performance measures: (i) the Company’s achievement of its adjusted operating income goal for 2007 as set forth in the Company’s 2007 Operating Plan (the “AOI Goal”) and (ii) the Company’s achievement of a top line revenue goal for 2007 as set forth in the Company’s 2007 Operating Plan (the “Revenue Goal”). The CEO will receive 40% of his Bonus Target based upon the Company’s achievement of the AOI Goal and 60% of his Bonus Target based upon the Company’s achievement of its Revenue Goal.
     Achievement of at least 85% of the AOI Goal is required for any payment of the portion of the CEO’s bonus that is based on achievement by the Company of the AOI Goal. The percent of payment is determined by the percent of the AOI Goal that is achieved by the Company, beginning at 25% if the Company achieves 85% of the AOI Goal and increasing according to the percent achieved to up to 110% if the Company achieves 110% or more of the AOI Goal.
     Achievement of at least 91% of the Revenue Goal is required for any payment of the portion of the CEO’s bonus that is based on achievement by the Company of its Revenue Goal. The percent of payment is determined by the percent of the Revenue Goal that is achieved by the Company, beginning at 70% if the Company achieves 91% of the Revenue Goal and increasing according to the percent achieved to up to 250% if the Company achieves 113% or more of the Revenue Goal.

Other Executive Officer Plan
     Each of the other Executive Officers (“Other Executive Officers”) is assigned a Bonus Target equal to a specified percentage of each Other Executive Officer’s base salary as follows:

Officer	Title	Bonus Target

Ihor Lys	Chief Scientist	50%
David Johnson	Chief Financial Officer	50%
Jeffrey Cassis	Chief Operating Officer	27%
Fritz Morgan	Chief Technical Officer	40%
     The actual amount of each Other Executive Officer’s bonus is based on the following performance measures: (i) the Company’s achievement of its AOI Goal; (ii) the Company’s achievement of its Revenue Goal; and (iii) each Other Executive Officer’s overall performance based on the achievement of certain goals and objectives set by each individual’s manager (the “MBO Goal”). The Chief Operating Officer and the Chief Technology Officer will receive 40% of their Bonus Target based upon the Company’s achievement of the AOI Goal, 40% of their Bonus Target based upon the Company’s achievement of the Revenue Goal and 20% of their Bonus Target based upon the individual’s achievement of his MBO Goal. The Chief Scientist will receive 20% of his Bonus Target based upon the Company’s achievement of the AOI Goal, 20% of his Bonus Target based upon the Company’s achievement of the Revenue Goal and 60% of his Bonus Target based upon his achievement of his MBO Goal. The Chief Financial Officer will receive 40% of his Bonus Target based upon the Company’s achievement of the AOI Goal, 50% of his Bonus Target based upon the Company’s achievement of the Revenue Goal and 10% of his Bonus Target based upon his achievement of his MBO Goal.
     Achievement of at least 85% of the AOI Goal is required for any payment of the portion of the Other Executive Officers’ bonuses that is based on achievement by the Company of the AOI Goal. The percent of payment is determined by the percent of the AOI Goal that is achieved by the Company, beginning at 25% if the Company achieves 85% of the AOI Goal and increasing according to the percent achieved to up to 110% if the Company achieves 110% or more of the AOI Goal.
     Achievement of at least 91% of the Revenue Goal is required for any payment of the portion of the Other Executive Officers’ bonuses that is based on achievement by the Company of its Revenue Goal. The percent of payment is determined by the percent of the Revenue Goal that is achieved by the Company, beginning at 70% if the Company achieves 91% of the Revenue Goal and increasing according to the percent achieved to up to 250% if the Company achieves 113% or more of the Revenue Goal.
     Achievement of at least 80% of his MBO Goal is required for any payment of the portion of any individual Other Executive Officers’ bonus that is based on achievement by the individual of his MBO Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of his MBO Goal achieved up to 120%.

Approval of Bonus Payments for the Fiscal Year Ended December 31, 2006
     On February 6, 2007, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, bonus payments to the Executive Officers of the Company. For the fiscal year ended December 31, 2006 (“Fiscal 2006”), the Company achieved its minimum target Revenue Goal under the Senior Management Bonus Plans affecting the Executive Officers for Fiscal 2006 (the “2006 Bonus Plans”). The Company did not achieve its minimum AOI Goal under the 2006 Bonus Plans. Under the terms of the 2006 Bonus Plans, the bonus payments made to the Executive Officers of the Company for Fiscal 2006 would be significantly below the target levels due in major part to the fact that the AOI Goal was not achieved. The Compensation Committee determined that such bonus payments would not adequately compensate the Company’s Executive Officers for their performance and achievements during Fiscal 2006, including achieving significantly increased revenue and AOI results, a Company shareholder return of 48% (compared to 8% for the Nasdaq and 12% for the S&P 500) and the successful completion of a secondary public offering in November 2006 which raised $35.3 million for the Company. Accordingly, the Board of Directors, following the recommendation of the Compensation Committee and its independent compensation consultants, awarded the Company’s Executive Officers discretionary cash bonuses, which together with their bonus under the 2006 Bonus Plans result in total bonus payments to them equal to the amounts of their earned MBO Goal plus 92% of their non-MBO Goal Bonus Targets under the 2006 Bonus Plans.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: February 12, 2007

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